Exhibit 9
                                   Law Offices
                                  McAfee & Taft
                           A Professional Corporation
                        10th Floor, Two Leadership Square
                                 211 N. Robinson
                       Oklahoma City, Oklahoma 73102-7103        Writer Direct
                                 (405)235-9621                   (405)552-2224
                               Fax (405)235-0439                 (405)228-7424
                          http://www.mcafeetaft.com  jerry.warren@mcafeetaft.com

                               April 29, 2002

American Fidelity Assurance Company
2000 North Classen Boulevard
Oklahoma City, Oklahoma  73106

                              Re:  American   Fidelity   Separate
                                   Account  B  -  Post  Effective
                                   Amendment No. 6 and 7 to  Form
                                   N-4   Registration   Statement
                                   (Nos. 333-25663 and 811-08187)

Ladies and Gentlemen:

     You have requested our opinion in connection with the filing with the Securities and Exchange Commission of Post- Effective Amendment No. 6 and 7 to the above-referenced Registration Statement on Form N-4 for the AFPrime Growth Variable Annuity contract (the "Contract") to be issued by American Fidelity Assurance Company ("AFA") and its separate account, American Fidelity Separate Account B.

     We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     Based on the foregoing, we are of the opinion that:

     (1) American Fidelity Separate Account B is a separate account as the term is defined in Section 2(a)(37) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission pursuant to Section 8(a) of the Act.

     (2) The Contracts and the interests therein will be legally issued in accordance with the Prospectus contained in the Registration Statement and in compliance with applicable state insurance law and will represent binding obligations of AFA, provided that the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally.

     You may use this opinion letter as an exhibit to the Registration Statement. We consent to the reference to our firm under the caption "Legal Matters" contained in the Statement of Additional Information which forms a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ MCAFEE & TAFT A PROFESSIONAL CORPORATION
                                   McAfee & Taft A Professional Corporation